Q3 2022 Supplemental Presentation 11/03/2022 SECRETS® PLAYA MUJERES Exhibit 99.2

DISCLAIMERS 2 NON-GAAP FINANCIAL MEASURES This presentation includes references to certain financial measures, each identified with the symbol “†”, that are not calculated or presented in accordance with generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures have important limitations and should not be considered in isolation or as a substitute for measures of Hyatt Hotels Corporation’s (the “Company”) financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures, as presented, may not be comparable to similarly titled measures of other companies due to varying methods of calculations. For how we define the non-GAAP financial measures and a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure, please refer to the Appendix at the end of this presentation. KEY BUSINESS METRICS This presentation includes references to certain key business metrics used by the Company. For how we define these metrics, please refer to the Appendix at the end of this presentation.

ALG SIGNIFICANTLY EXCEEDS EXPECTATIONS For Three Months Ended September 30, 2022 3 $78M Adjusted EBITDA† Net Package RevPAR was up 29% to 2019 for hotels in the Americas1 Management, Franchise, and Other Fees Revenue of $40M Signed 9.2K new membership contracts; 32% above 2019 128K Active UVC Members; up 29% to 2019 + $17M Net Deferrals $26M Net Financed Contracts + THIRD QUARTER KEY HIGHLIGHTS $244M in revenue driven by 682K Departures Transformed business model and strong unit pricing led to margin expansion SECRETS® MOXCHE PLAYA DEL CARMEN 1. Information provided is based on properties managed by ALG for both the three months ended September 30, 2019 and the three months ended September 30, 2022.

ALG CONTRIBUTION TO HYATT CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)

USD in millions	Three Months Ended September 30, 2022 Hyatt excluding ALG	ALG	Combined
REVENUES:			
Owned and leased hotels	$ 293	$ 16	$ 309
Management, franchise, and other fees	184	40	224
Contra revenue	(8)	(1)	(9)
Net management, franchise, and other fees	**176**	**39**	**215**
Distribution and destination management	—	244	244
Other revenues	31	37	68
Revenues for the reimbursement of costs incurred on behalf of managed and franchised properties	678	27	705
Total revenues	**1,178**	**363**	**1,541**
DIRECT AND SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES:			
Owned and leased hotels	226	10	236
Distribution and destination management	—	186	186
Depreciation and amortization	56	40	96
Other direct costs	39	34	73
Selling, general, and administrative	79	29	108
Costs incurred on behalf of managed and franchised properties	669	28	697
Direct and selling, general, and administrative expenses	**1,069**	**327**	**1,396**
Net gains (losses) and interest income from marketable securities held to fund rabbi trusts	(12)	—	(12)
Equity earnings (losses) from unconsolidated hospitality ventures	2	—	2
Interest expense	(38)	—	(38)
Gains on sales of real estate	(1)	—	(1)
Asset impairments	(1)	(8)	(9)
Other income (loss), net	(16)	(8)	(24)
INCOME (LOSS) BEFORE INCOME TAXES	**43**	**20**	**63**
PROVISION FOR INCOME TAXES[1]	(28)	(7)	(35)
NET INCOME (LOSS)	**15**	**13**	**28**
NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	—	—
NET INCOME (LOSS) ATTRIBUTABLE TO HYATT HOTELS CORPORATION	$ **15**	$ **13**	$ **28**

HYATT

1. ALG column represents ALG non-US tax expense

All information and data is presented and provided solely for informational purposes to enable investors to compare performance on a consistent basis.

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5 Three Months Ended September 30, 2022 USD in millions Hyatt excluding ALG   ALG Combined  Net income (loss) attributable to Hyatt Hotels Corporation $ 15 $ 13 $ 28 Interest expense 38 — 38 Provision for income taxes1 28 7 35 Depreciation and amortization 56 40 96 EBITDA† $ 137 $ 60 $ 197 Contra revenue 8 1 9 Revenues for the reimbursement of costs incurred on behalf of managed and franchised properties (678) (27) (705) Costs incurred on behalf of managed and franchised properties 669 28 697 Equity (earnings) losses from unconsolidated hospitality ventures (2) — (2) Stock-based compensation expense 7 — 7 Gains on sales of real estate 1 — 1 Asset impairments 1 8 9 Other (income) loss, net 16 8 24 Pro rata share of unconsolidated hospitality ventures Adjusted EBITDA† 15 — 15 Adjusted EBITDA† $ 174 $ 78 $ 252 Net Deferral Activity Increase in Deferred Revenue $ — $ 46 46 Increase in Deferred Costs — (29) (29) Net Deferrals $ — $ 17 $ 17 Net Financed Contracts $ — $ 26 $ 26 ALG CONTRIBUTION TO HYATT ADJUSTED EBITDA† IN Q3 2022 1. ALG column represents ALG non-US tax expense All information and data is presented and provided solely for informational purposes to enable investors to compare performance on a consistent basis.

ALG PERFORMANCE BY QUARTER IN 2022  6 Q1 Q2 Q3 Q4 Year to Date Net Package RevPAR (Americas) $ 214.32 $ 204.51 $ 179.42 $ 198.99 Net Package RevPAR (Europe) $ 71.03 $ 80.13 $ 134.66 $ 103.68 Net Package RevPAR (Total) $ 189.46 $ 162.72 $ 162.98 $ 170.00 Unlimited Vacation Club Signed Contracts 7,805 8,466 9,241 25,512 Departures 579,110 744,431 681,552 2,005,093 USD in millions Owned and leased hotels revenues $ — $ 4 $ 16 $ 20 Management, franchise, and other fees 30 36 40 106 Other revenues 34 33 37 104 Distribution and destination management revenues 246 256 244 746 ALG Adjusted Revenues† $ 310 $ 329 $ 337 $ 976 Owned and leased hotels expenses $ 2 $ 7 $ 10 $ 19 Other direct costs $ 25 $ 34 $ 34 $ 93 Distribution and destination management expenses $ 194 $ 206 $ 186 $ 586 Adjusted SG&A† $ 33 $ 28 $ 29 $ 90 ALG Adjusted EBITDA† $ 56 $ 54 $ 78 $ 188 Increase in Deferred Revenue $ 49 $ 52 $ 46 $ 147 Increase in Deferred Costs (25) (27) (29) (81) Net Deferrals $ 24 $ 25 $ 17 $ 66 Net Financed Contracts $ 7 $ 15 $ 26 $ 48 All information and data is presented and provided solely for informational purposes to enable investors to compare performance on a consistent basis.

Appendix 7 SECRETS® ST. MARTIN

8 DEFINITIONS Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (Adjusted EBITDA) and EBITDA We use the terms Adjusted EBITDA and EBITDA throughout this presentation. Adjusted EBITDA and EBITDA, as we define them, are non-GAAP measures. We define consolidated Adjusted EBITDA as net income (loss) attributable to Hyatt Hotels Corporation plus our pro rata share of unconsolidated owned and leased hospitality ventures Adjusted EBITDA based on our ownership percentage of each owned and leased venture, adjusted to exclude the following items: • interest expense; • benefit (provision) for income taxes; • depreciation and amortization; • amortization of management and franchise agreement assets and performance cure payments, which constitute payments to customers (Contra revenue); • revenues for the reimbursement of costs incurred on behalf of managed and franchised properties; • costs incurred on behalf of managed and franchised properties that we intend to recover over the long term; • equity earnings (losses) from unconsolidated hospitality ventures; • stock-based compensation expense; • gains (losses) on sales of real estate and other; • asset impairments; and • other income (loss), net We calculate consolidated Adjusted EBITDA by adding the Adjusted EBITDA of each of our reportable segments and eliminations to corporate and other Adjusted EBITDA. Our board of directors and executive management team focus on Adjusted EBITDA as one of the key performance and compensation measures both on a segment and on a consolidated basis. Adjusted EBITDA assists us in comparing our performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operations both on a segment and on a consolidated basis. Our president and chief executive officer, who is our chief operating decision maker, also evaluates the performance of each of our reportable segments and determines how to allocate resources to those segments, in part, by assessing the Adjusted EBITDA of each segment. In addition, the compensation committee of our board of directors determines the annual variable compensation for certain members of our management based in part on consolidated Adjusted EBITDA, segment Adjusted EBITDA, or some combination of both. We believe Adjusted EBITDA is useful to investors because it provides investors with the same information that we use internally for purposes of assessing our operating performance and making compensation decisions and facilitates our comparison of results with results from other companies within our industry. Adjusted EBITDA excludes certain items that can vary widely across different industries and among companies within the same industry including interest expense and benefit (provision) for income taxes, which are dependent on company specifics, including capital structure, credit ratings, tax policies, and jurisdictions in which they operate; depreciation and amortization which are dependent on company policies including how the assets are utilized as well as the lives assigned to the assets; Contra revenue which is dependent on company policies and strategic decisions regarding payments to hotel owners; and stock-based compensation expense which varies among companies as a result of different compensation plans companies have adopted. We exclude revenues for the reimbursement of costs and costs incurred on behalf of managed and franchised properties which relate to the reimbursement of payroll costs and for system-wide services and programs that we operate for the benefit of our hotel owners as contractually we do not provide services or operate the related programs to generate a profit over the terms of the respective contracts. Over the long term, these programs and services are not designed to impact our economics, either positively or negatively. Therefore, we exclude the net impact when evaluating period-over-period changes in our operating results. Adjusted EBITDA includes costs incurred on behalf of our managed and franchised properties related to system-wide services and programs that we do not intend to recover from hotel owners. Finally, we exclude other items that are not core to our operations, such as asset impairments and unrealized and realized gains and losses on marketable securities. Adjusted EBITDA and EBITDA are not substitutes for net income (loss) attributable to Hyatt Hotels Corporation, net income (loss), or any other measure prescribed by GAAP. There are limitations to using non-GAAP measures such as Adjusted EBITDA and EBITDA. Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. Because of these limitations, Adjusted EBITDA should not be considered as a measure of the income (loss) generated by our business. Our management compensates for these limitations by referencing our GAAP results and using Adjusted EBITDA supplementally.

9 DEFINITIONS Adjusted Selling, General, and Administrative (SG&A) Expenses Adjusted SG&A expenses, as we define it, is a non-GAAP measure. Adjusted SG&A expenses exclude the impact of deferred compensation plans funded through rabbi trusts and stock-based compensation expense. Adjusted SG&A expenses assist us in comparing our performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operations, both on a segment and consolidated basis. Comparable Hotels "Comparable system-wide hotels" represents all properties we manage or franchise, including owned and leased properties, that are operated for the entirety of the periods being compared and that have not sustained substantial damage, business interruption, or undergone large scale renovations during the periods being compared or for which comparable results are not available. Hotels that suspended operations due to the COVID-19 pandemic and have not yet re-opened are no longer included in our definition of comparable system-wide hotels. We may use variations of comparable system-wide hotels to specifically refer to comparable system-wide Americas full service hotels, including our wellness resorts, our select service hotels, or our all-inclusive resorts, for those properties that we manage or franchise within the Americas management and franchising segment, comparable system-wide ASPAC full service or select service hotels for those properties we manage or franchise within the ASPAC management and franchising segment, or comparable system-wide EAME/SW Asia full service or select service hotels for those properties that we manage or franchise within the EAME/SW Asia management and franchising segment. "Comparable owned and leased hotels" represents all properties we own or lease that are operated and consolidated for the entirety of the periods being compared and have not sustained substantial damage, business interruption, or undergone large scale renovations during the periods being compared or for which comparable results are not available. Comparable system-wide hotels and comparable owned and leased hotels are commonly used as a basis of measurement in our industry. "Non-comparable system-wide hotels" or "non-comparable owned and leased hotels" represent all hotels that do not meet the respective definition of "comparable" as defined above. Occupancy represents the total number of rooms sold divided by the total number of rooms available at a hotel or group of hotels. Occupancy measures the utilization of a hotel's available capacity. We use occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help us determine achievable ADR levels as demand for hotel rooms increases or decreases. Revenue per Available Room (RevPAR) is the product of the average daily rate and the average daily occupancy percentage. RevPAR does not include non-room revenues, which consist of ancillary revenues generated by a hotel property, such as food and beverage, parking, and other guest service revenues. Our management uses RevPAR to identify trend information with respect to room revenues from comparable properties and to evaluate hotel performance on a regional and segment basis. RevPAR is a commonly used performance measure in our industry. RevPAR changes that are driven predominantly by changes in occupancy have different implications for overall revenue levels and incremental profitability than do changes that are driven predominantly by changes in average room rates. For example, increases in occupancy at a hotel would lead to increases in room revenues and additional variable operating costs, including housekeeping services, utilities, and room amenity costs, and could also result in increased ancillary revenues, including food and beverage. In contrast, changes in average room rates typically have a greater impact on margins and profitability as average room rate changes result in minimal impacts to variable operating costs. Net Package RevPAR is the product of the net package ADR and the average daily occupancy percentage. Net Package RevPAR generally includes revenue derived from the sale of package revenue comprised of rooms revenue, food and beverage, and entertainment, net of compulsory tips paid to employees. Our management uses Net Package RevPAR to identify trend information with respect to room revenues from comparable properties and to evaluate hotel performance on a regional and segment basis. Net Package RevPAR is a commonly used performance measure in our industry. Net Financed Contracts represent Unlimited Vacation Club contracts signed during the period for which an initial cash down payment has been received and the remaining balance is contractually due in monthly installments over an average term of less than 4 years. The Net Financed Contract balance is calculated as the unpaid portion of membership contracts reduced by expenses related to fulfilling the membership program contracts and further reduced by an allowance for future estimated uncollectible installments. Net Financed Contract balances are not reported on our condensed consolidated balance sheets as our right to collect future installments is conditional on our ability to provide continuous access to member benefits at ALG resorts over the contract term, and the associated expenses to fulfill the membership contracts become liabilities of the Company only after the installments are collected. We believe Net Financed Contracts is useful to investors as it represents an estimate of future cash flows due in accordance with contracts signed in the current period. At September 30, 2022, the Net Financed Contract balance not recorded on our condensed consolidated balance sheet was $181 million. Net Deferrals represent the change in contract liabilities associated with the Unlimited Vacation Club membership contracts less the change in deferred cost assets associated with the contracts. The contract liabilities and deferred cost assets are recognized as revenue and expense, respectively, on our condensed consolidated statements of income (loss) over the customer life, which ranges from 3 to 25 years.

10 RECONCILIATION OF NON-GAAP FINANCIAL MEASURE Hyatt Hotels Corporation Reconciliation of Non-GAAP Financial Measure: SG&A Expenses to Adjusted SG&A Expenses Results of operations as presented on the condensed consolidated statements of income (loss) include expenses recognized with respect to deferred compensation plans funded through rabbi trusts. Certain of these expenses are recognized in SG&A expenses and are completely offset by the corresponding net gains (losses) and interest income from marketable securities held to fund rabbi trusts, thus having no net impact to our earnings (losses). SG&A expenses also include expenses related to stock-based compensation. Below is a reconciliation of this measure excluding the impact of our rabbi trust investments and stock-based compensation expense. (USD in millions) Three Months Ended September 30, 2022 2021 SG&A expenses $ 108 $ 69 Less: rabbi trust impact 11 1 Less: stock-based compensation expense (7) (6) Adjusted SG&A† expenses $ 112 $ 64 Three Months Ended September 30, 2022 2021 Americas management and franchising $ 14 $ 12 ASPAC management and franchising 10 10 EAME/SW Asia management and franchising 9 7 Owned and leased hotels 4 3 Apple Leisure Group 29 — Corporate and other 46 32 Adjusted SG&A† expenses $ 112 $ 64

11 RECONCILIATION OF NON-GAAP FINANCIAL MEASURE (CONT.) Hyatt Hotels Corporation Reconciliation of Non-GAAP Measure: Reconciliation of Apple Leisure Group Segment SG&A Expenses to Segment Adjusted SG&A Expenses Results of operations as presented on the condensed consolidated statements of income (loss) include expenses recognized with respect to deferred compensation plans funded through rabbi trusts. Certain of these expenses are recognized in SG&A expenses and are completely offset by the corresponding net gains (losses) and interest income from marketable securities held to fund rabbi trusts, thus having no net impact to our earnings (losses). SG&A expenses also include expenses related to stock-based compensation. Below is a reconciliation of this measure excluding the impact of our rabbi trust investments and stock-based compensation expense. (USD in millions) Q1 2022 Q2 2022 Q3 2022 FY 2022 ALG Segment SG&A expenses $ 37 $ 31 $ 29 $ 97 Less: rabbi trust impact — — — — Less: stock-based compensation expense (4) (3) — (7) ALG Segment Adjusted SG&A† expenses $ 33 $ 28 $ 29 $ 90

12 RECONCILIATION OF NON-GAAP FINANCIAL MEASURE (CONT.) Hyatt Hotels Corporation Reconciliation of Non-GAAP Measure: Reconciliation of Net Income (Loss) Attributable to Hyatt Hotels Corporation to EBITDA and EBITDA to Adjusted EBITDA (USD in millions) Q1 2022 Q2 2022 Q3 2022 FY 2022 Net income (loss) attributable to Hyatt Hotels Corporation $ (73) $ 206 $ 28 $ 161 Interest expense 40 38 38 116 Provision for income taxes 2 106 35 143 Depreciation and amortization 119 105 96 320 EBITDA† $ 88 $ 455 $ 197 $ 740 Contra revenue 9 9 9 27 Revenues for the reimbursement of costs incurred on behalf of managed and franchised properties (540) (640) (705) (1,885) Costs incurred on behalf of managed and franchised properties 556 628 697 1,881 Equity (earnings) losses from unconsolidated hospitality ventures 9 (1) (2) 6 Stock-based compensation expense 28 12 7 47 Gains on sales of real estate — (251) 1 (250) Asset impairments 3 7 9 19 Other (income) loss, net 10 19 24 53 Pro rata share of unconsolidated owned and leased hospitality ventures' Adjusted EBITDA 6 17 15 38 Adjusted EBITDA† $ 169 $ 255 $ 252 $ 676

13 RECONCILIATION OF NON-GAAP FINANCIAL MEASURE (CONT.) Hyatt Hotels Corporation Reconciliation of Non-GAAP Measure: Reconciliation of Net Income (Loss) Attributable to Apple Leisure Group Segment to Segment EBITDA and Segment EBITDA to Segment Adjusted EBITDA (USD in millions) Q1 2022 Q2 2022 Q3 2022 FY 2022 Net income (loss) attributable to ALG Segment $ (9) $ (6) $ 13 $ (2) Interest expense — — — — Provision for income taxes1 3 4 7 14 Depreciation and amortization 55 47 40 142 ALG Segment EBITDA† $ 49 $ 45 $ 60 $ 154 Contra revenue — — 1 1 Revenues for the reimbursement of costs incurred on behalf of managed and franchised properties (29) (26) (27) (82) Costs incurred on behalf of managed and franchised properties 29 25 28 82 Equity (earnings) losses from unconsolidated hospitality ventures — — — — Stock-based compensation expense 4 3 — 7 Gains on sales of real estate — — — — Asset impairments 2 — 8 10 Other (income) loss, net 1 7 8 16 Pro rata share of unconsolidated hospitality ventures Adjusted EBITDA — — — — ALG Segment Adjusted EBITDA† $ 56 $ 54 $ 78 $ 188 1. Represents ALG non-US tax expense

14 RECONCILIATION OF NON-GAAP FINANCIAL MEASURE (CONT.) Hyatt Hotels Corporation Reconciliation of Non-GAAP Measure: Reconciliation of Apple Leisure Group Segment Total Revenues to Segment Adjusted Revenues (USD in millions) Q1 2022 Q2 2022 Q3 2022 FY 2022 ALG Segment Total Revenues $ 339 $ 355 $ 363 $ 1,057 Add: Contra revenue — $ — $ 1 $ 1 Less: Revenues for the reimbursement of costs incurred on behalf of managed and franchised properties (29) $ (26) $ (27) (82) ALG Segment Adjusted Revenues† $ 310 $ 329 $ 337 $ 976

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